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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                                 March 15, 2002
                Date of Report (Date of earliest event reported)


                              --------------------

                              NEOTHERAPEUTICS, INC.


             (Exact name of registrant as specified in its charter)

          Delaware                    000-28782                 93-0979187
(State or other Jurisdiction   (Commission File Number)       (IRS Employer
      of Incorporation)                                   Identification Number)

          157 Technology Drive                                    92618
           Irvine, California                                   (Zip Code)
(Address of principal executive offices)

                                 (949) 788-6700
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events

     On March 13, 2002, NeoTherapeutics, Inc. ("NeoTherapeutics") issued a press release announcing the completion of an offering of 2,575,000 shares of its common stock at a negotiated purchase price per share of $2.00 and warrants to purchase up to 643,750 shares of its common stock at a purchase price per share of $2.75 to investors for aggregate consideration of $5,150,000. During a public conference call on March 14, 2002, NeoTherapeutics stated that it had completed its current fundraising efforts. Following the conference call, NeoTherapeutics received additional expressions of interest from investors, including some who had participated in the completed offering, to provide additional financing on the same terms. After considering these expressions of interest, on March 15, 2002, NeoTherapeutics agreed to issue an additional 525,000 shares of its common stock and warrants to purchase up to 131,250 shares of its common stock to investors on the same terms as the earlier offering, for aggregate additional consideration of $1,050,000. The shares and warrants were issued pursuant to an effective Registration Statement on Form S-3. NeoTherapeutics paid aggregate fees and expenses of approximately $70,500 to a third party finder in connection with this additional offering.

Item 7. Exhibits

None.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               NEOTHERAPEUTICS, INC.


Date:  March 26, 2002          By:    /s/ Samuel Gulko
                                      -----------------------------------
                               Name:  Samuel Gulko

                               Title: Senior Vice President, Finance, Chief
                                      Financial Officer, Secretary and Treasurer